P10000078588
FILED
September 27, 2010
Sec of State
jshivers

Electronic Articles of Incorporation for

DEVELOPMENT CAPITAL GROUP, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is DEVELOPMENT CAPITAL GROUP, INC.

Article II

The Principle place of Business address:
    2050 Russett way
    Carson City, NV 89703-2112
The mailing address of the corporation is:
    2050 Russett way
    Carson City, NV 89703-2112
Article III

The purpose for which this corporation is organized is:
    Any and all lawful business

Article IV

The number of shares the corporation is authorized to issue:
    500,000,000

Article V

The names and Florida street addresses of the registered agent is:
    Brenda L Hamilton
    101 Plaza Real South, Suite 201 S
    Boca Raton, FL 33432
Signature of Registerered Agent: /s/ Brenda L Hamilton

Article VI

The names and street addresses of the incorporator is:
    Andrey Korobx
    101 Plaza Real South, Suite 201 S
    Boca Raton, FL 33432
Signature of Incorporator: /s/ Andrey Korobx

Article VII

The initial officers(s) and/or Director(s) of the corporation is/are:
    Andrey Korobx
    101 Plaza Real South, Suite 201 S
    Boca Raton, FL 33432